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                                                                      Exhibit 5A

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MetLife Insurance Company of Connecticut                              VARIABLE AND FIXED ANNUITY APPLICATION
One Cityplace - Hartford, CT 06103-3415
                                                         UNIVERSAL SELECT ANNUITY (USA) - A VARIABLE ANNUITY
                                                                                    T-FLEX - A FIXED ANNUITY
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OWNER INFORMATION (The Owner will be used for all correspondence and tax reporting purposes)
Name ____________________________________________   SS# ____________

Street Address __________________________________   Sex   [ ] Male   Date of Birth _________________________
                                                          [ ] Female
City, State, Zip ________________________________   U.S. Citizen [ ] Y [ ] N
                                                    If no, please indicate country of citizenship
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JOINT OWNER INFORMATION (Nonqualified only)
Name ____________________________________________   SS# ____________   Relationship to Owner _______________

Street Address __________________________________   Sex   [ ] Male   Date of Birth _________________________
                                                          [ ] Female
City, State, Zip ________________________________   U.S. Citizen [ ] Y [ ] N
                                                    If no, please indicate country of citizenship
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ANNUITANT (If no Annuitant is specified, the Owner stated above will be the Annuitant)
Name ____________________________________________   Sex   [ ] Male   Date of Birth _________________________
                                                          [ ] Female
SS# _____________________________________________   U.S. Citizen [ ] Y [ ] N
                                                    If no, please indicate country of citizenship
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CONTINGENT ANNUITANT (Nonqualified only; not permitted where Owner is a Trust)
Name ____________________________________________   Sex   [ ] Male   Date of Birth _________________________
                                                          [ ] Female
SS# _____________________________________________   U.S. Citizen [ ] Y [ ] N
                                                    If no, please indicate country of citizenship
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BENEFICIARY INFORMATION If no boxes are checked, the default will be primary beneficiaries. Unless otherwise indicated, proceeds will be divided equally. Use the Special Requests section to provide additional beneficiaries or beneficiary information. Unless otherwise indicated, if any of the beneficiaries predecease the Owner and/or Annuitant, payment due to multiple beneficiaries shall be paid in equal shares to the surviving beneficiaries.

Full Name (First, M.I., Last)                       SSN/TIN     Relationship to Owner    % to Receive
-----------------------------                       -------     ---------------------    ------------
                                Primary

____________________________    [ ] Primary         ________    _____________________    ___________________
____________________________    [ ] Contingent      ________    _____________________    ___________________
____________________________    [ ] Primary         ________    _____________________    ___________________
____________________________    [ ] Contingent      ________    _____________________    ___________________
____________________________    [ ] Primary         ________    _____________________    ___________________
____________________________    [ ] Contingent      ________    _____________________    ___________________
____________________________    [ ] Primary         ________    _____________________    ___________________
____________________________    [ ] Contingent      ________    _____________________    ___________________
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L-19066APPUAII                          (BARCODE)                          ORDER #L-24723 1 OF 5; Rev. 05/06
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TYPE OF PLAN BEING PURCHASED (Please check only one)   INITIAL PURCHASE PAYMENT
                                                       $_______________________

[ ] Nonqualified   [ ] Roth IRA Conversion
[ ] TSA/403(b)     [ ] Roth IRA Rollover
[ ] SEP            [ ] HR-10
[ ] IRA            [ ] Individual 401(k)
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REMITTANCE INFORMATION
Name of Employer                                 Address                         Case #
----------------                                 -------                         ------
______________________________________________   _____________________________   ___________________________

______________________________________________   _____________________________   ___________________________

______________________________________________   _____________________________   ___________________________

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REPLACEMENT INFORMATION

DO YOU HAVE ANY EXISTING LIFE INSURANCE POLICIES OR ANNUITY CONTRACTS?   [ ] Yes   [ ] No

If yes, please provide details:

INSURANCE COMPANY NAME: _____________________________   CONTRACT NUMBER: ___________________________________

WILL THE PURCHASE OF THIS ANNUITY RESULT IN THE REPLACEMENT OF ANY EXISTING LIFE INSURANCE POLICY OR ANNUITY
CONTRACT IN THIS OR ANY OTHER COMPANY?   [ ] Yes   [ ] No

If yes, provide the information below.

INSURANCE COMPANY NAME: _____________________________   CONTRACT NUMBER: ___________________________________

USE THE SPECIAL REQUESTS SECTION TO PROVIDE ADDITIONAL INSURANCE COMPANIES AND CONTRACT NUMBERS. ATTACH ANY
REQUIRED STATE REPLACEMENT AND/OR 1035 EXCHANGE/TRANSFER FORMS. STATE REPLACEMENT FORMS MAY BE REQUIRED IN
CERTAIN STATES EVEN IF A REPLACEMENT IS NOT INVOLVED.
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DEATH BENEFIT SELECTION (BENEFICIARY PROTECTION) Complete only if purchasing USA; NOT APPLICABLE TO T-FLEX
Please select one of the following options. If no option is checked, the Standard option will apply.

[ ] Standard Option: Annual Step-Up to age 65

[ ] ENHANCED OPTION: ANNUAL STEP-UP TO AGE 75 (AVAILABLE FOR AN ADDITIONAL COST. NOT AVAILABLE IF EITHER
OWNER OR ANNUITANT IS AGE 75 OR OLDER)
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PRINCIPAL GUARANTEE, an optional Guaranteed Minimum Withdrawal (GMWB) Rider (available for an additional cost)

NOTE: Not available if you select the T-Flex annuity.

[ ] Principal Guarantee (Owner must be age 55 or older.)
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SPECIAL PROGRAMS (Programs with asterisk are available only with USA)
These options are available at NO additional cost. If checked, please attach appropriate form.

[ ] Dollar Cost Averaging*   [ ] Rebalancing*   [ ] Systematic Withdrawal
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SPECIAL REQUESTS


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NOTE: EFFECTIVE JULY 1, 2004, APPLICANTS AGE 60 OR OLDER PURCHASING A CONTRACT IN CALIFORNIA MUST ALSO
SUBMIT FORM L-24021.
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L-19066APPUAII                          (BARCODE)                          ORDER #L-24723 2 of 5; Rev. 05/06
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PREMIUM ALLOCATIONS   NOTE: YOU MAY SELECT ONLY ONE ANNUITY OPTION BELOW.
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[ ] OPTION A: T-FLEX ANNUITY (T-Flex is a fixed annuity contract that is separate from Universal Select
Annuity (USA). Premium payments applied to T-Flex will be subject to the terms and conditions OF THE T-FLEX
ANNUITY CONTRACT. YOU MAY NOT SELECT BOTH T-FLEX AND UNIVERSAL SELECT ANNUITY.)
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                                                     INDIVIDUAL CONTRIBUTION   ROLLOVER CONTRIBUTION   OTHER
                                                     -----------------------   ---------------------   -----
TOTAL OPTION A (T-FLEX ANNUITY) TOTAL OF ALL
SOURCES MUST EQUAL 100%.                                                    %                       %      %
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[ ] OPTION B: USA (USA is a variable annuity contract that is separate from T-Flex. Premium payments applied to USA will be subject to the terms and conditions OF THE USA ANNUITY CONTRACT.) SELECT FROM THE FOLLOWING
OPTIONS:
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                                                                        INDIVIDUAL      ROLLOVER
INVESTMENT OPTION                                               CODE   CONTRIBUTION   CONTRIBUTION    OTHER
-----------------                                               ----   ------------   ------------    -----
Batterymarch Growth and Income Portfolio                          A               %              %         %
Batterymarch Mid-Cap Stock Portfolio                             1M               %              %         %
BlackRock Aggressive Growth Portfolio                            DQ               %              %         %
BlackRock Bond Income Portfolio                                  4W               %              %         %
BlackRock Money Market Portfolio                                 1K               %              %         %
Dreman Small-Cap Value Portfolio                                 F0               %              %         %
Dreyfus Stock Index Fund                                         DI               %              %         %
Dreyfus VIF Developing Leaders Portfolio                         DS               %              %         %
FI Large Cap Portfolio (Fidelity)                                1G               %              %         %
Fidelity VIP Asset Manager Portfolio                             FA               %              %         %
Fidelity VIP Contrafund(R) Portfolio                             FT               %              %         %
Fidelity VIP Equity-Income Portfolio                             FE               %              %         %
Fidelity VIP Growth Portfolio                                    FS               %              %         %
Fidelity VIP Mid Cap Portfolio                                   D1               %              %         %
Harris Oakmark International Portfolio                           1C               %              %         %
Janus Aspen Series International Growth Portfolio                JI               %              %         %
Janus Capital Appreciation Portfolio                             US               %              %         %
Lazard Retirement Small Cap Portfolio                            RS               %              %         %
Legg Mason Partners Managed Assets Portfolio                     UA               %              %         %
Legg Mason Partners Variable Adjustable Rate Income Portfolio    BI               %              %         %
Legg Mason Partners Variable Aggressive Growth Portfolio         SG               %              %         %
Legg Mason Partners Variable Appreciation Portfolio              WL               %              %         %
Legg Mason Partners Variable Fundamental Value Portfolio         KR               %              %         %
Legg Mason Partners Variable Investors Portfolio                 C2               %              %         %
Legg Mason Partners Variable Large Cap Growth Portfolio          AB               %              %         %
Legg Mason Partners Variable Small Cap Growth Portfolio          SS               %              %         %
Legg Mason Partners Variable Social Awareness Stock Portfolio    SA               %              %         %
Lord Abbett Bond Debenture Portfolio                             AF               %              %         %
Lord Abbett Growth and Income Portfolio                          HL               %              %         %
Mercury Large-Cap Core Portfolio                                 DR               %              %         %
Met/AIM Capital Appreciation Portfolio                           KC               %              %         %
Met/AIM Small Cap Growth Portfolio                               FY               %              %         %
MetLife Aggressive Allocation Portfolio                          H9               %              %         %
MetLife Conservative Allocation Portfolio                        H5               %              %         %
MetLife Conservative to Moderate Allocation Portfolio            H6               %              %         %
MetLife Investment Diversified Bond Fund                         OB               %              %         %
MetLife Investment International Stock Fund                      OI               %              %         %
MetLife Investment Large Company Stock Fund                      OC               %              %         %
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L-19066APPUAII                          (BARCODE)                          ORDER #L-24723 3 of 5; Rev. 05/06
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MetLife Investment Small Company Stock Fund                      OE               %              %         %
MetLife Moderate Allocation Portfolio                            H7               %              %         %
MetLife Moderate to Aggressive Allocation Portfolio              H8               %              %         %
MFS(R) Total Return Portfolio                                    HT               %              %         %
MFS(R) Value Portfolio                                           BD               %              %         %
Neuberger Berman Real Estate Portfolio                           I3               %              %         %
Oppenheimer Global Equity Portfolio                              IJ               %              %         %
PIMCO VIT Real Return Portfolio                                  PR               %              %         %
PIMCO VIT Total Return Portfolio                                 PM               %              %         %
Pioneer Fund Portfolio                                           UP               %              %         %
Pioneer Mid-Cap Value Portfolio                                  FW               %              %         %
Pioneer Strategic Income Portfolio                               HP               %              %         %
Putnam VT Small Cap Value Fund                                   OP               %              %         %
Templeton Developing Markets Securities Fund                     VQ               %              %         %
Templeton Foreign Securities Fund                                VG               %              %         %
Templeton Global Asset Allocation Fund                           IN               %              %         %
Van Kampen LIT Comstock Portfolio                                NJ               %              %         %
Western Asset Management High Yield Bond Portfolio               UB               %              %         %
Western Asset Management U.S. Government Portfolio               GV               %              %         %
                                                                                  %              %         %
Fixed Account                                                                     %              %         %
TOTAL OPTION B (USA) (TOTAL OF ALL SOURCES MUST EQUAL 100%)                       %              %         %
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DISCLOSURE & ACKNOWLEDGMENT

NOTICES OF INSURANCE FRAUD: The following states require insurance applicants to be given a fraud warning statement. Please read the appropriate fraud warning statement for the state you reside in as indicated
below.

ARKANSAS, LOUISIANA, NEW MEXICO: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.

COLORADO: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of life insurance, and civil damages. It is also unlawful for any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with respect to a settlement or award payable from insurance proceeds. Such acts shall be reported to the Colorado Division of Insurance with the Department of Regulatory Agencies to the extent required by applicable law.

DISTRICT OF COLUMBIA: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

FLORIDA: A person who knowingly and with intent to injure, defraud or deceive any insurance company files a statement of claim containing false, incomplete or misleading information is guilty of a felony of the third degree.

KENTUCKY: Any person who knowingly and with the intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

MAINE, TENNESSEE: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

NEW JERSEY: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

                                                   (CONT.)


L-19066APPUAII                          (BARCODE)                          ORDER #L-24723 4 of 5; Rev. 05/06
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OHIO: A person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing false or deceptive statement is guilty of insurance fraud.

OKLAHOMA: WARNING: Any person who knowingly, and with the intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete, or misleading information is guilty of a felony.

PENNSYLVANIA: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

PUERTO RICO: Any person who, knowingly and with the intention to defraud, includes false information in an application for insurance or files, assists, or abets in the filing of a fraudulent claim to obtain payment of a loss or other benefit, or files more than one claim for the same damage or loss, commits a felony, and if found guilty shall be punished for each violation with a fine no less than five thousand dollars
($5,000), not to exceed ten thousand dollars ($10,000); or imprisoned for a fixed term of three (3) years, or both. If aggravating circumstances exist, the fixed jail term may be increased to a maximum of five (5)
years; and if mitigating circumstances are present, the jail term may be reduced to a minimum of two (2)
years.
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I/WE UNDERSTAND THE CONTRACT WILL TAKE EFFECT WHEN THE FIRST PURCHASE PAYMENT IS RECEIVED AND THE
APPLICATION IS APPROVED IN THE HOME OFFICE OF THE COMPANY. I UNDERSTAND THAT ANNUITY PAYMENTS AND
TERMINATION VALUES PROVIDED BY THE USA CONTRACT ARE VARIABLE AND ARE NOT GUARANTEED AS TO A FIXED DOLLAR
AMOUNT. NO REPRESENTATIVE IS AUTHORIZED TO MAKE CHANGES TO THE CONTRACT OR APPLICATION.

IF PURCHASING USA, I ACKNOWLEDGE RECEIPT OF A CURRENT USA PROSPECTUS.

(T-FLEX IS A FIXED CONTRACT THAT HAS NO PROSPECTUS.)


OWNER'S SIGNATURE                                  CITY, STATE WHERE SIGNED   (REQUIRED)   DATE
                  ------------------------------                                                ------------


JOINT OWNER'S SIGNATURE                                                                    DATE
                        --------------------------------------------------                      ------------
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REPRESENTATIVE USE ONLY

I acknowledge that all data representations and signatures were recorded by me or in my presence in response to my inquiry and request and that all such representations and signatures are accurate and valid to the best of my knowledge and belief.

WILL THE CONTRACT APPLIED FOR REPLACE ANY EXISTING ANNUITY OR LIFE INSURANCE POLICY? [ ] YES   [ ] NO

-------------------------------------------------------------   --------------------------------------------
REPRESENTATIVE'S NAME (PLEASE PRINT)                            DATE


-------------------------------------------------------------   --------------------------------------------
REPRESENTATIVE'S SIGNATURE                                      SS#


-------------------------------------------------------------   --------------------------------------------
PHONE #                                   FAX #                 LICENSE # (FLORIDA ONLY)


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BROKER/DEALER                                                   FOR METLIFE RESOURCES USE ONLY (Circle one)
                                                                C / E / G / H
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L-19066APPUAII                          (BARCODE)                          ORDER #L-24723 5 of 5; Rev. 05/06
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